SELLER NOTE

           FIRST LOOK SPV LLC, a Delaware limited liability company (the "Purchaser"), hereby promises to pay to FIRST LOOK STUDIOS, INC., a Delaware corporation ("First Look") the aggregate principal amount of this Promissory Note, determined as described below, on the Maturity Date (as hereinafter defined) together with interest thereon which shall accrue for each Interest Period on the outstanding principal amount of this Promissory Note during such Interest Accrued Period at a rate per annum equal to LIBOR for the most recent Interest Period plus 3% and shall, subject to the terms and conditions hereof, be paid (x) on each Payment Date and/or (y) on the Maturity Date (as hereinafter defined); provided, that accrued interest on this Promissory Note which is not so paid may, at the option of First Look, be added to the principal amount of this Promissory Note. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Sale and Contribution Agreement, dated as of June 14, 2006, between First Look and the Purchaser (such agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with its terms, the "Sale and Contribution Agreement") or, if not therein defined, in the Credit Agreement, dated as of June 14, 2006, among the Purchaser, the financial institutions party thereto as Lenders, Wells Fargo Bank, National Association, as Collateral Agent and Merrill Lynch Bank USA, as Administrative Agent. This Promissory Note is the "Seller Note" referred to in the Sale and Contribution Agreement.

           1.     Principal Amount. The aggregate principal amount of this Promissory Note at any time shall be calculated in accordance with Section 10.01 of the Sale and Contribution Agreement, and shall be limited in accordance with Section 10.02 of the Sale and Contribution Agreement, and shall be recorded by First Look (the authority to so record such amounts being hereby granted to First Look) on Schedule 1 annexed hereto and constituting a part of this Promissory Note or in the computer records of First Look; provided, that the failure to record such amounts shall not affect the obligations of the Purchaser hereunder.

           2.     Payments of Principal and Interest. All payments made in respect of this Promissory Note shall be allocated, first, to pay accrued and unpaid interest thereon, and second, to pay the outstanding principal amount thereof. Principal hereunder not paid or prepaid pursuant to the terms hereof and of the Transaction Documents shall be payable on June 14, 2011 (the "Maturity Date"). Principal on this Promissory Note may be prepaid at any time. Payments of interest on and principal under this Promissory Note shall be paid in U.S. dollars by wire transfer of immediately available funds to such account of First Look as First Look may designate in writing.

           3.     Restrictions on Payment. If an Event of Default or Default has occurred and is continuing, the Purchaser shall not (i) make any payment of principal under this Promissory Note or (ii) set aside or otherwise segregate any amounts for any such purpose. If any payment or distribution of any kind shall be collected or received by First Look in respect of amounts owing to First Look under this Promissory Note when pursuant hereto such payment should not have been made to or received by First Look, First Look forthwith shall deliver the same to the Collateral Agent.

          The holder of this Promissory Note by its acceptance thereof, agrees to be bound by the provisions of this paragraph 3.

          The Purchaser hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The failure of any holder to exercise any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

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          THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

FIRST LOOK SPV LLC By: Name: Title:

Schedule 1 to
Seller Note

ISSUANCE AND INCREASES, AND PAYMENTS, OF PRINCIPAL

DATE	AMOUNT OF ISSUANCE OR INCREASE	AMOUNT OF PRINCIPAL REPAID	UNPAID PRINCIPAL BALANCE	NOTATION MADE BY